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                                                                      Exhibit 11

                             SUMMIT TECHNOLOGY, INC.

                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS



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
                                                           THREE MONTHS                  SIX MONTHS
                                                           ENDED JUNE 30,               ENDED JUNE 30,
(IN THOUSANDS, EXCEPT PER SHARE  AMOUNT                 1997           1996           1997           1996
-----------------------------------------------------------------------------------------------------------

Net income (loss)                                      $ 2,572       $(11,983)       $ 1,172       $(15,535)
Primary income (loss) per share:
Weighted average common shares outstanding              31,158         30,962         31,090         30,953
Weighted average stock options outstanding                 125             --            153             --
                                                       -------       --------        -------       --------
Total weighted average common shares outstanding        31,283         30,962         31,243         30,953
                                                       -------       --------        -------       --------
Income (loss) per share                                $   .08       $   (.39)       $   .04       $   (.50)
                                                       -------       --------        -------       --------
Fully diluted income (loss) per share:
Weighted average common shares outstanding              31,158         30,962         31,090         30,953
Weighted average stock options outstanding                 132             --            153             --
                                                       -------       --------        -------       --------
Total weighted average common shares outstanding        31,290         30,962         31,243         30,953
                                                       -------       --------        -------       --------
Income (loss) per share                                $   .08       $   (.39)       $   .04       $   (.50)
                                                       -------       --------        -------       --------
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